EXHIBIT-99.5

David Charles DiPaolo C.P.A

4065 S. Sable Way, Aurora, Colorado 80014

(303) 680-1874 dddipaolo@gmail.com

Professional Summary:

Over 34 years professional accounting experience in the oil and gas industry and public accounting sector. Successful in supervising, team leadership and the preparation of monthly, quarterly and year end audited financial statements. Also experienced with annual budgets, monthly projections and coordinating year-end financial statement and other audits.

Professional Experience:

The Gary-Williams Company, Denver, Colorado	Nov. 1990 — July 2012

Controller

●

Supervision of the staff performing the financial accounting responsibilities for the refinery, oil and gas exploration/production, marketing sales, retail, transportation, gas plant and corporate jet divisions.

●	Responsible for the monthly management accounting package including the overview.

●	Responsible for the quarterly and year-end audited consolidated financial statements including footnote disclosures.

●	Coordination of the annual financial statement audit and other examinations.

●	Accountable for the annual budget and monthly budget-to-actual variance analysis.

●	Involved with project (AFE) and turnaround accounting for the refinery.

●	Supported the marketing department and refinery operating management.

●	Development of new efficient accounting systems and controls.

●	Involved with the purchase and sale of three separate refineries and the sale of an oil and gas production field, a gas processing plant and multiple retail fuel facilities.

Gary-Williams Energy Corporation, Denver, Colorado	June 1985 — Oct. 1990

Manager of Refinery Accounting

●	Supervision of the staff performing the financial accounting and information services responsibilities for the refinery, transportation, gas plant and corporate jet divisions.

●	Same job duties as mentioned in bullets two though seven above.

Wyoming Refining Company, Denver, Colorado	December 1982 —June 1985

Financial Accountant

●	Supervision of A/R, A/P, payroll and other accounting staff assistants.

●	Preparation of the monthly financial statements and six-month financial projections.

●	The quarterly processing of the consolidated financial statements including footnote disclosures.

●	Coordination of the preliminary and year-end financial statement audit including the drafting of the annual audited consolidated financial statements.

Myers, Howard & Company, CPA’s, Denver, Colorado	July, 1981 - December, 1982

Staff Accountant

●	Performance of auditing, financial statement and income tax preparation and management advisory services.

●	Primary emphasis on the auditing of extractive industry companies (mining) and the related financial statement presentation.

Reed, Reed & Company, CPA’s, Denver, Colorado	April, 1979 — July, 1981

Staff Accountant

●	Execution of auditing, accounting, financial statement preparation, record keeping, tax preparation and other duties as customarily performed by staff accountants under the supervision of the partners and their delegates.

Rossman & Co., CPA’s, Denver, Colorado	June, 1978 — February, 1979

Staff Accountant

●	Job duties the same as above with Reed, Reed & Company.

Education and Accomplishments:

●	Fort Lewis College, Durango, Colorado
●	Bachelor of Arts in Accounting with Honors, 1978
●	3.4 grade point average
●	C.P.A. certificate, 1979

References:

●	Available upon request

Ronald P. Van, Jr.

Ronald P. Van, Jr. recently held the position of Vice President and General Manager, Central U.S. with WESCO Distribution, Inc., a leading North American provider of electrical products and other maintenance, repair and operating (MRO) supplies. As Vice President and General Manager Mr. Van led a sales organization approaching one billion in revenues with responsibility for over 800 employees in 60 plus locations. He coordinated multiple resources in sales, operations, finance, human resources, pricing and marketing.

Mr. Van retired from WESCO in October 2015. He currently volunteers on a regular basis at PAWS Chicago no kill adoption center.

Mr. Van began his career with WESCO Distribution, Inc. in 1996 when EESCO was acquired by WESCO. Mr. Van began his career in the electrical distribution industry in 1989 joining EESCO as its Corporate Controller and held finance and operational positions. He was promoted to Vice President of the EESCO Group in 1999 and then was promoted to Group Vice President, General Manager of WESCO in 2010. Prior to his career in the electrical industry, Mr. Van held positions with JC Penney and Federated Department Stores in the finance organizations.

Mr. Van holds a Bachelors Degree in Finance from Illinois State University, Normal, Illinois, and a MBA from Northern Illinois University, DeKalb, Illinois. He has successfully passed the CPA Exam and the Certified Internal Auditor exam.

He and his wife currently reside in the Lakeview neighborhood of Chicago. They have 3 grown children.